UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incoporation)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices)  (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On August 8, 2005, NovaDel Pharma Inc. (the "Company") and Hana Biosciences, Inc. ("Hana") entered into an Amendment No. 1 to License and Development Agreement (the "Amendment") amending the License and Development Agreement between the Company and Hana dated as of October 26, 2004 (the "Agreement"), which was disclosed in a Form 8-K filed by the Company on November 1, 2004, and a copy of which is attached to the Company's Form 10-QSB for the quarter ended October 31, 2004, filed on December 15, 2004. The Amendment modifies the Agreement to provide that all investigational new drug applications, new drug applications and other regulatory filings will be the responsibility of Hana and will be made in Hana's name. In addition, the Amendment provides that Hana will be responsible for all chemistry, manufacturing and control matters in all relevant regulatory applications made in the United States and Canada. The Amendment further provides that Hana will be responsible for manufacturing the Licensed Product (as defined in the Agreement).

Item 9.01.   Financial Statements and Exhibits.

        (c)   Exhibits.

        99.1.        Amendment No. 1 to License and Development Agreement between the Company and Hana Biosciences, Inc. dated as of August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc. By: /s/ Michael E.B. Spicer ————————————————— Name: Michael E.B. Spicer Title: Chief Financial Officer

Date:  August 12, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Amendment No. 1 to License and Development Agreement between the Company and Hana
Biosciences, Inc. dated as of August 8, 2005.

4